UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2022

I-MINERALS INC.

(Exact name of registrant as specified in its charter)

Canada	000-55321	20-4644299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1100, 1199 West Hastings Street Vancouver, BC		V6E 3T5
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(877) 303-6573

880 – 580 Hornby Street, Vancouver, BC, V6C 3B6

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Stock Purchase Agreement

On September 14, 2022, I-Minerals Inc. (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with BV Lending, LLC, an Idaho limited liability company, (“BV Lending”) and the Company’s subsidiary, i-minerals USA, Inc. (“i-minerals USA”), an Idaho company that owns the leases that comprise the Helmer-Bovill Property.  Under the terms of the Stock Purchase Agreement, the Company has agreed to sell all of the issued and outstanding common shares of i-minerals USA to BV Lending (the “Transaction”).

In consideration of all of the issued and outstanding shares of i-minerals USA, each of the Company and BV Lending agreed that:

•

Immediately prior to closing of the Transaction, the Company will contribute to i-minerals USA an intercompany debt owed by i-minerals USA to the Company in the amount of approximately US$25.7 million, resulting in the cancellation of the outstanding indebtedness.

•	At the closing of the Transaction, the Company will sell all of the shares of i-minerals USA to BV Lending for an amount equal to $3,000,000 (the “Share Value”).

•	The Share Value will be satisfied by BV Lending on a non-cash basis by the set off of an equal amount of debt owed by the Company to BV Lending (the “Set Off”).

•	Immediately following the Set Off, BV Lending will transfer to the Company the balance of the debt owed by the Company to BV Lending (which debt was approximately US$35.4 million before the Set Off).

•

Previously entered into loan agreements dated June 1, 2016, September 11, 2018 and October 25, 2019 among the Company, BV Lending and i-minerals USA, including all security granted thereunder, will be terminated and/or discharged.

•	The Company will be subject to non-competition and non-solicitation covenants in favour of BV Lending for a period of five years commencing on closing of the Transaction.

•	The Transaction is subject to the approval of the Transaction by shareholders of the Company (the “Shareholders”) and the TSX Venture Exchange.

As part of the Transaction, BV Lending has agreed to pay taxes that will become payable by the Company as a result of the Transaction (approximately US$450,000).  In consideration for such payment by BV Lending, the Company will issue a promissory note in favor of BV Lending for the amount of the taxes so paid.  The promissory note will be repaid out of any refund received by the Company from the applicable government agency.

Following the completion of the Transaction, the Company will not have any mineral properties due to the sale of i-minerals USA, which owns the Helmer-Bovill Property. Accordingly, the Company will need to identify and, if successful, acquire a new business.

Closing of the Transaction is subject to a number of key conditions including shareholder approval, TSX Venture Exchange approval, no more than 5% of the shareholders exercising their dissenting rights and other such other conditions that are customary for this type of Transaction.

BV Lending is a non-arm’s length party to the Company. It is a company founded by Mr. Allen L. Ball, who is a former director and a significant shareholder holding approximately 39.4% of the issued and outstanding shares of the Company.

The foregoing description of the Stock Purchase Agreement is not purported to be complete and is qualified in its entirety by reference to the complete text of such agreement attached as exhibits hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

The following exhibits are either provided with this Current Report or are incorporated herein by reference:

Exhibit Number	Description of Exhibit
10.1	Stock Purchase Agreement dated September 14, 2022.
99.1	News Release dated September 15, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-MINERALS INC.

By:
Date: September 19, 2022		“John Theobald”
John Theobald Chief Executive Officer, President and Director